RIGHT OF FIRST REFUSAL AND

CORPORATE OPPORTUNITIES AGREEMENT

THIS RIGHT OF FIRST REFUSAL AND CORPORATE OPPORTUNITIES AGREEMENT (this “Agreement”) is made as of _______, 2006, by and between Doubloon Corp., a Delaware corporation (the “Company”), PIRAC I, LLC, a Delaware limited liability company (“PIRAC”), and Pirate Capital LLC, a Delaware limited liability company (“Pirate”, and collectively with PIRAC, “Sponsor”).

RECITALS

WHEREAS, the Company and Sponsor share certain officers and directors and, as the Company and Sponsor will be seeking business opportunities, the parties have made this Agreement to clarify the business opportunities for which each party shall have the right of first refusal; and

WHEREAS, the Company seeks to acquire a right of first refusal to certain corporate opportunities belonging to Sponsor in return for granting Sponsor a right of first refusal to certain corporate opportunities belonging to the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Right of First Refusal. (a) For the term specified in Section 3 of this Agreement, the Company, on the one hand, hereby grants to Sponsor, and Sponsor, on the other hand, grants to the Company, a right of first refusal to any corporate opportunities belonging to it that concern a Business Combination (as defined herein) as follows:

(i)           Sponsor shall have a right of first refusal with respect to Business Combinations that relate to publicly-traded companies; and

(ii)           The Company shall have a right of first refusal with respect to Business Combinations that relate to privately owned companies.

(b) As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean any acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, of one or more operating businesses; a “publicly-trade company” is an entity whose securities are traded on a stock exchange or in the over-the-counter market; and a “privately owned company” is an entity whose securities are not traded on a stock exchange or in the over-the counter market and includes a subsidiary or operating division of a publicly-traded company.

(c) The party that has the duty to provide the right of first refusal to the other party (the “Grantor”) shall provide written notice of the possible Business Combination to the party to whom it has the duty to grant the right of first refusal (the “Grantee”) within five business days after it has acquired knowledge of the same. Unless earlier released by the Grantee, any right of first refusal granted pursuant to this Agreement shall expire 90 days after the Grantor provides written notice to the Grantee of the proposed opportunity, provided that, in that 90-day period following written notice, the Grantee has failed to commence discussions with third parties regarding the possible Business Combination.

(d)  Decisions by the Company to release Sponsor to pursue any opportunity will be made by a majority of the Company’s independent directors.

2.           Term. This Agreement shall become effective on its execution and shall remain in effect for a period to expire upon the earlier of (i) the consummation by the Company of its first Business Combination, (ii) the Company’s liquidation, or (iii) two years after the execution of this Agreement.

3.           Notices. All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

Doubloon Corp.
200 Connecticut Avenue
4th Floor
Norwalk, Connecticut 06854
Attention: Chief Executive Officer

with copies to:

Stephen J. Gulotta, Jr., Esq.
Mintz Levin Cohn Ferris Glovsky & Popeo, P.C.
666 Third Avenue
New York, New York 10017

If to Sponsor:

Pirate Capital LLC
200 Connecticut Avenue
4th Floor
Norwalk, Connecticut 06854
Attention: Christopher Kelly, Esq.

Any such notice or communication shall be delivered by hand or by overnight courier or sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in a notice delivered as described above). Any notice delivered by hand shall be deemed effective upon receipt; any notice delivered by overnight courier shall be deemed effective on the business day after delivery to the courier; and any notice delivered by certified or registered mail shall be deemed to be delivered on the third business day after the certification or registration thereof.

4.           Severability. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

5.           Assignment; Binding Effect. No party may assign its rights or obligations under this Agreement without the prior written consent of the other parties hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.           Amendment. This Agreement may only be amended by written agreement of the parties hereto.

7.           Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations. The provisions of this Section 7 are in addition to the survivorship provisions of any other section of this Agreement.

8.           Governing Law. This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of New York, without reference to rules relating to conflicts of law.

9.           Effect on Prior Agreements. This Agreement contains the entire understanding between the parties hereto and supersedes in all respects any prior or other agreement or understanding concerning the subject matter hereof between the Company and Sponsor.

10.           Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which, taken together, shall be deemed one document. Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

11.           Mutual Waiver of Jury Trial. DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON. THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES) AND THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

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IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal and Corporate Opportunities Agreement as of the date first specified above.

DOUBLOON CORP.	PIRAC I, LLC By: Pirate Capital LLC, Member

By: __________________________________	By: _____________________________
Name: Thomas R. Hudson Jr.	Name: Thomas R. Hudson Jr.
Title: Chief Executive Officer	Title: Managing Member

PIRATE CAPITAL LLC
By: _____________________________
Name: Thomas R. Hudson Jr.
Title: Managing Member